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                                                                    EXHIBIT 10.6

         THIS SHAREHOLDER AGREEMENT made and entered into as of the 23rd day of April, 1996 among:

                  (a) Meade Instruments Corp., a California corporation (the "Company");

                  (b) John Diebel, a resident of the State of California acting in his individual capacity (in such capacity being "Diebel"), and also acting as the trustee (in such capacity being the "Diebel Trustee") of the Diebel Living Trust u/d/t dated January 12, 1995 (the "Diebel Trust"), Steve Murdock, a resident of the State of California acting in his individual capacity (in such capacity being "Murdock"), Steve Murdock and Tracie Elaine Murdock as trustees (in such capacity being collectively the "Murdock Trustees") of the Murdock 1986 Trust u/d/t dated October 23, 1986 , 1986 (the "Murdock Trust") Ron Ezra, a resident of the State of California ("Ezra") and Joseph A. Gordon, Jr., a resident of the State of California ("Gordon"; and together with Diebel, the Diebel Trustee, Murdock, the Murdock Trustees, and Ezra being sometimes hereinafter referred to individually as a "Founder" and collectively as the "Founders"); and

                  (c) Churchill ESOP Capital Partners, A Minnesota Limited Partnership ("CECP"; and together with it successors and assigns and transferees being sometimes hereinafter referred to individually as a "Holder" and collectively as the "Holders"; and together with the Founders being sometimes hereinafter referred to individually as a "Shareholder" and collectively as the "Shareholders").

                                   WITNESSETH

         WHEREAS, the Founders own beneficially and/or of record the issued and outstanding shares of the Company's Series A Common Stock, no par value (the "Series A Common Stock") set forth opposite their names on Exhibit A attached hereto and incorporated herein by reference; and

     WHEREAS, the Company and CECP have entered into a Securities Purchase Agreement (the "Purchase Agreement;" capitalized terms not otherwise defined herein being used herein as therein defined) dated of even date with this Agreement pursuant to which CECP will purchase 1,000 shares of the Company's Series A Preferred Stock, no par value (the "Preferred Stock") and Warrants permitting CECP to acquire 1,000,000 shares of the Series A Common Stock; and

     WHEREAS, the Founders and CECP deem it in their best interest and the best interest of the Company to provide for the corporate governance of the Company and desire to enter into this Agreement in order to effectuate that purpose; and


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         WHEREAS, the Founders and CECP further desire to establish certain rights with respect to the sale, assignment, transfer, encumbrance or other disposition of the shares of Common Stock and to provide for certain other rights and obligations in respect thereof as hereinafter provided.

     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CECP, the Founders and the Company, intending to be legally bound, agree as follows:

1.       Corporate Governance.

                  (a) Charter and Bylaws; etc. The Company's Charter and Bylaws as in effect on the date hereof are attached hereto as Exhibits B and C, respectively. The Charter and Bylaws may be amended in any manner permitted thereunder and under the California General Corporation Law ("Cal Code") except that neither the Charter nor the Bylaws shall be amended in any manner that would conflict with, or be inconsistent with, the provisions of this Agreement.

                  (b) Board of Directors. The Founders and CECP agree that:

                           (i) So long as CECP's rights to have a Purchaser's
                      Representative to or on the Company's board of directors have not terminated in accordance with the Purchase Agreement, CECP shall be entitled to designate one director; provided, however, that at any time and from time to time, CECP, by written notice to Diebel (or his successor appointed by the Founders holding a majority of the Voting Stock held by the Founders (such holders being the "Majority Founders")), may elect not to designate its director, in which event CECP agrees to vote its shares of Voting Stock for an additional director designated by the Majority Founders.

                           (ii) In addition to its rights under subsection (i)
                      above but only so long as the Preferred Stock is outstanding, CECP shall be entitled to designate the majority of the directors upon the happening and continuation of a Specified Event of Non-Compliance in accordance with the Purchase Agreement and the Company's Charter.

         Each Founder and CECP shall retain at all times the right to vote such person's shares of the Company's Voting Stock, in that person's sole discretion, on all matters other than those set forth in subsections
         (i) and (ii) of this Section (b) or in Section 1(e) that are at any time presented for a vote to Company's stockholders generally. If CECP elects not to exercise its right to designate a director at any time, then CECP


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         may subsequently change its election by giving written notice to the
         Founders, whereupon the Founders, if necessary to elect CECP's designee, shall cause one of their designated directors to resign and, if necessary to elect CECP's designee, CECP and the Founders agree to call a special meeting of the Company's stockholders to elect a director designated by CECP at the earliest time permitted by the Company's Charter and Bylaws.

                  (c) Initial Board of Directors. As of the date hereof, the Company's board of directors consists of the following members:

                      John Diebel
                      Steve Murdock
                      Joseph A. Gordon, Jr.,

         each of whom shall hold his or her office until the 1997 annual meeting of stockholders (or such earlier time as may otherwise be provided in the Charter) at which time directors shall be nominated and elected in the manner provided in the Charter, Bylaws, Cal Code and this Agreement.

                  (d) Covenant to Vote. Each Founder and Holder shall appear in person or by proxy at any annual or special meeting of stockholders of the Company for the purpose of obtaining a quorum and shall vote his, her, or its shares of Voting Stock upon any matter submitted to a stockholders' vote in a manner so as to be consistent and not in conflict with, and to implement, the terms of this Agreement including, without limitation:

                           (i) each Founder hereby covenants to vote all of that
                  Founder's shares of Voting Stock in accordance with this
                  Section 1 for the election of directors designated by CECP;
                  and

                           (ii) CECP hereby covenants to vote all of CECP's
                  shares of Voting Stock in accordance with this Section 1 for the election of one or more directors designated by the Majority Founders.


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                  (e)      Certain Corporate Matters. Each Founder agrees with
         CECP that, so long as the CECP's rights to have a Purchaser's Representative to or on the Company's board of directors have not been terminated in accordance with the Purchase Agreement:

                           (i) if any of the following actions proposed to be
                  taken by the Company would constitute an Event of Non-Compliance (other than after the redemption of the Preferred Stock), then the Company's taking of such action requires the affirmative prior vote of the Purchaser's Representative and that such Founder will not take any action as a director of the Company or otherwise with respect to any of such actions that does not receive the Purchaser's Representative's affirmative vote:

                                   (A) the Company's making of any Distribution;

                                   (B) the Company's merger or consolidation
                           with any other person or the Company's sale, lease, exchange or other disposition of its property and assets;

                                   (C) the Company's commencement of a
                           voluntary case under Title 11 of the United States Code as from time to time in effect, or the Company's authorization of the commencement of such a voluntary case;

                                   (D) the Company's seeking of relief as a
                           debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or the Company's consenting to or acquiescing in such relief;

                                   (E) the Company's making an assignment for
                           the benefit of, or entering into a composition with, its creditors, or the Company's appointment or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property. or

                                   (F) the Company's issuance of any capital
                           stock; and

                           (ii) agrees that if: (A) a Specified Event of
                  Non-Compliance occurs and is continuing; (B) CECP has exercised its rights under the Company's Charter to designate a majority of the Company's directors; and (C) CECP notifies the Founders in writing (such notice being the "CECP Sale Notice") that CECP desires that the Company be sold, then such Founder shall affirmatively vote


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                      his shares of Voting Stock in favor of a Qualifying Sale
                      unless, within the 30 day period immediately following CECP's written presentation to the Founders and the Company of a bona fide Qualifying Sale offer, the Company redeems the Preferred Stock in full for the Preferred Stock Redemption Price and pays the Repurchase Price for the Warrants and the Warrant Stock in full, in each case in immediately available funds; provided, however, that the Fair Market Value used in the computation of the Repurchase Price shall be determined simultaneously with the determination of the Appraised Value and through the same appraisal procedures used in the determination of such Appraised Value.

2.       Co-Sale Rights.

                      (a) Rights. Except for Permitted Transfers, no Shareholder (such Shareholder being a "Selling Shareholder") shall sell, transfer or otherwise dispose of any or all of his shares of the Company's Common Stock to any person (a "Purchaser") unless each other Shareholder who is not a Selling Shareholder (individually, a "Co-Sale Offeree" and collectively, the "Co-Sale Offerees") is given an opportunity to sell or otherwise dispose to the Purchaser on a pro-rata basis such Co-Sale Offeree's shares of Common Stock and Warrants (for purposes of this Section 2, each Warrant shall be treated as the number of shares of Common Stock for which it is exercisable) in accordance with the provisions of this Section 2. A Co-Sale Offeree's pro rata share shall be equal to the product of (M) the fraction, the numerator of which is the number of shares of Common Stock held by such Co-Sale Offeree, and the denominator of which is the aggregate number of shares of Common Stock owned by the Selling Shareholder and the Co-Sale Offerees participating in such sale, multiplied by (N) the number of shares of Common Stock to be sold in the contemplated sale, with the Warrant being considered to represent the number of shares of Common Stock for which it is exercisable.

                      (b) Offer. Prior to the consummation by the Selling Shareholder of any sale or other disposition of all or a portion of such Selling Shareholder's shares of Common Stock, the Selling Shareholder shall cause the bona fide offer from the Purchaser to purchase or otherwise acquire such shares from the Selling Shareholder to be reduced to writing (the "Co-Sale Offer") and shall deliver written notice of the Co-Sale Offer, together with a true copy of the Co-Sale Offer, to each Co-Sale Offeree. Each Co-Sale Offer shall include an offer to purchase or otherwise acquire from each Co-Sale Offeree, such Co-Sale Offeree's Common Stock at the same time, at the same price (except for a reduction equal to the aggregate exercise price for the Warrants) and on the same terms as apply to the sale or other disposition by the Selling Shareholder to the Purchaser and according to the terms and subject to the conditions of this Agreement.

                      (c) Acceptance Notice. If a Co-Sale Offeree desires to accept the Co-Sale


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         Offer with respect to its shares of Common Stock, such Co-Sale Offeree shall do so by delivering to the Selling Shareholder a written notice stating such Co-Sale Offeree's irrevocable acceptance of the Co-Sale Offer with respect to such Co-Sale Offeree's shares of Common Stock (the "Co-Sale Acceptance Notice"), which Co-Sale Acceptance Notice shall be delivered to the Selling Shareholder within 20 days after the delivery of the Co-Sale Notice to such Co-Sale Offeree. Such Co-Sale Acceptance Notice shall constitute such Co-Sale Offeree's agreement to sell such Co-Sale Offeree's shares of the Company's Common Stock to the Purchaser. In addition, such Co-Sale Acceptance Notice shall include a written undertaking of the Co-Sale Offeree to cooperate in making arrangements reasonably satisfactory to the Purchaser regarding delivery of such documents as shall be reasonably required to transfer the shares of Common Stock that the Purchaser agrees to sell pursuant to the Co-Sale Offer. If a Co-Sale Offeree does not deliver a Co-Sale Acceptance Notice to the Selling Shareholder in accordance with the provisions of this Section 2(c), such Co-Sale Offeree shall be deemed to have irrevocably rejected the Co-Sale Offer.

                  (d) Consummation. If there is a decrease in the price to be paid by the Purchaser for the shares of the Common Stock to be sold from the price set forth in the Co-Sale Offer, which decrease is acceptable to the Selling Shareholder, or other material change in terms which are less favorable to the Selling Shareholder but which are acceptable to the Selling Shareholder, the Selling Shareholder shall notify the Co-Sale Offerees of such decrease or other material change in terms, and each Co-Sale Offeree shall have five business days from the date of receipt of the notice of such decrease to rescind its previously delivered Acceptance Notice. The Selling Shareholder shall act as agent for the Co-Sale Offerees in connection with such sale or other disposition and shall cause to be remitted promptly to each of the Co-Sale Offerees the total consideration of the shares sold by such Co-Sale Offeree pursuant thereto, which consideration shall be in the same form as the consideration received by the Selling Shareholder and shall be net of such Co-Sale Offeree's applicable portion of the expenses of such sale or other disposition, as provided in Section 2(e) below and net of the aggregate exercise price of the Warrants which shall be remitted to the Company. The Selling Shareholder shall furnish, or shall cause to be furnished, promptly such other evidence of the consummation and time of consummation of such sale or other disposition and the terms thereof as shall be reasonably requested. If the Selling Shareholder does not complete such sale or other disposition, the Selling Shareholder shall return to the Co-Sale Offerees all documents (including stock assignments and stock certificates, if any) and powers-of-attorney which the Co-Sale Offerees delivered to the Selling Shareholder pursuant to the terms of this
         Section 2 or otherwise in connection with such sale or other disposition.

                  (e) Expenses. Each Co-Sale Offeree shall bear such Co-Sale Offeree's pro rata share (based upon the ratio of the number of shares of Common Stock sold by such Co-Sale Offeree bears to the aggregate number of shares of Common Stock sold


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         in such transaction by all of the Company's stockholders) of the reasonable expenses incurred by the Selling Shareholder in connection with any sales or other dispositions of such Co-Sale Offeree's shares of Common Stock made pursuant to the co-sale rights set forth herein.

                  (f) Assignability. The rights granted to CECP under this
         Section 2 shall be assignable by CECP only to a person acquiring the number of CECP's shares of Common Stock at least equal to the CECP Floor Amount on the date of CECP's transfer to such person.

                  (g) Cumulative Rights. The obligations and rights of the Founders set forth in this Section 2 are in addition to the obligations and rights of the Founders set forth in Section 4 but the Offeree Founders' rights under Section 4 are exercisable prior to the Shareholders' exercise of their rights under this Section 2.

                  (h) Termination. The obligations and rights set forth in this
         Section 2 shall terminate upon the consummation of a Qualified Public Sale and shall terminate with respect to any shares of Common Stock transferred by a Selling Shareholder and any Co-Sale Offeree to any person after compliance with this Section.

3.       Founders' Repurchase Option.

                  (a) Repurchase Option. If CECP exercises its right under
         Section 9.1 of the Purchase Agreement to put its Warrant Stock to the Company and the Company cannot pay the Repurchase Price for CECP's Warrant Stock in immediately available funds because of a Statutory Restriction or a Specified Credit Agreement Restriction, then CECP, within 10 Business Days after what would have been the Put Closing Date, shall give notice (a "Repurchase Offer Notice") in writing to the Founders, setting forth the number of Rescinded Put Shares and the Repurchase Price thereof. The Founders, subject to the terms and conditions hereinafter set forth, shall have the irrevocable right and option (the "Repurchase Option") to purchase all, but not less than all, of the Rescinded Put Shares at the Repurchase Price thereof. Each Founder may subscribe to any number of the Rescinded Put Shares; subject, however to adjustment as hereinafter provided. A Founder ("Repurchase Subscribing Founder") may exercise the Repurchase Option by depositing with CECP within 30 days of the date of such Repurchase Offer Notice (such period being the "Repurchase Subscription Period") an acceptance of the Repurchase Option (a "Repurchase Subscription"), which acceptance shall be binding and irrevocable. Each Repurchase Subscription shall state the maximum number of Rescinded Put Shares to be purchased by the Repurchase Subscribing Founder, up to the total number of Rescinded Put Shares. At the end of the Repurchase Subscription Period, CECP shall prepare a list of Repurchase Subscriptions, showing the maximum number of Rescinded Put Shares to be purchased pursuant to each Repurchase Subscription, and


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         the total maximum number of Rescinded Put Shares to be purchased pursuant to all Repurchase Subscriptions and shall deliver a copy of such list to each Founder and the Company. If the total maximum number of Rescinded Put Shares to be purchased pursuant to all Repurchase Subscriptions is equal to or greater than the number of Rescinded Put Shares and (i) if each Repurchase Subscribing Founder shall have subscribed for at least his pro rata share based upon the ownership interests of the Repurchase Subscribing Founders, then each Repurchase Subscribing Founder shall be deemed to have purchased the number of shares that would be purchased by each Repurchase Subscribing Founder if such Repurchase Subscribing Founder purchased his pro rata share of the Rescinded Put Shares, or (ii) if one or more Repurchase Subscribing Founders shall have subscribed to less than his pro rata share, then such Repurchase Subscribing Founders shall be deemed to have subscribed to their actual subscription and the shares in excess of such Repurchase Subscribing Founder's actual subscriptions shall be allocated to the oversubscribing Repurchase Subscribing Founders (in each case, proportionate to the oversubscribing Repurchase Subscribing Founders' respective pro rata shares) first to all of the oversubscribing Repurchase Subscribing Founders up to the maximum number of shares specified in their respective Repurchase Subscriptions and thereafter to only those oversubscribing Repurchase Subscribing Founders whose respective Repurchase Subscriptions have not been accepted up to the maximum number of shares specified therein. For purposes of this Section, a Founder's pro rata share shall be the ratio that such Founder's ownership interest in the Company bears to the total ownership interests of all of the Founders.

                  (b) Purchase of Shares by Founders. Each Repurchase Subscribing Founder's Repurchase Subscription shall be accompanied by a deposit, in immediately available funds, of the Repurchase Price of the Rescinded Put Shares subject to such Repurchase Subscribing Founder's Repurchase Subscription; provided, however, that if such Founder's Repurchase Subscription is for more than his pro rata share, then his required deposit is limited to his pro rata share of the aggregate Repurchase Price. At the end of the Repurchase Subscription Period, CECP shall notify each Repurchase Subscribing Founder of the number of Rescinded Put Shares purchased by such Repurchase Subscribing Founder, the aggregate Repurchase Price thereof and the amount of any additional payment to be made by such Repurchase Subscribing Founder over his deposit and CECP shall return the excess amount of such Repurchase Subscribing Founder's deposit to him. Within 5 days after such notice, each Repurchase Subscribing Founder shall pay, in immediately available funds, the remainder of the Repurchase Price, if any, for the Rescinded Put Shares purchased by him.

                  (c) Failure to Exercise Repurchase Option. Unless all Rescinded Put Shares are purchased pursuant to Repurchase Subscriptions delivered to CECP in accordance with this Section 3, then the Founders and the Repurchase Subscribing


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         Founders shall be deemed to have failed to have exercised the
         Repurchase Option and the Founders' and the Repurchase Subscribing Founders' rights hereunder shall terminate at the end of the Repurchase Subscription Period without further action on the part of CECP.

                  (d) Notice Requirements. CECP shall give Repurchase Offer Notices to the Founders in accordance with the terms of this Agreement. Repurchase Subscriptions in response to an Repurchase Offer Notice shall be deemed made when received by CECP.

                  (e) Termination. The rights and obligations set forth in this
         Section 3 shall terminate upon the consummation of a Qualified Public Sale.

4.       Right of First Refusal.

                  (a) Right of First Refusal. In the event a Founder ("Offeror Founder") proposes to sell, exchange or otherwise dispose of all or any part of the Offeror Founder's Common Stock ("Offered Shares") or interest therein, whether for cash or other consideration, and has received a bona fide offer from a third party to purchase the Offered Shares, then the Offeror Founder shall, within ten business days thereof, deliver to the other Founder's (individually an "Offeree Founder" and collectively the "Offeree Founders") written notice (the "Option Notice") setting forth in detail the circumstances of such event, and the Offeree Founders shall have a right of first refusal to purchase the Offered Shares at the price and upon the terms and conditions set forth in the Option Notice.

                  (b) Purchase of Offered Shares. Within 30 days after receipt of the Option Notice by the Offeree Founders, the Offeree Founders may elect to purchase the Offered Shares pro rata based on their stock ownership interests in the Company on the terms and conditions provided in the Option Notice. If all of the Offeree Founders do not elect to purchase their pro rata share of the Offered Shares, each Offeree Founder desiring to purchase a portion of the Offered Shares remaining in excess of his portionate share thereof shall be entitled to purchase that proportion of the Offered Shares which remains unpurchased as his stock ownership interest in the Company bears to the interest of all other Offeree Founder's desiring to purchase portions of such Offered Shares in excess of their proportionate shares thereof. If one or more of the Offeree Founders elect to purchase all of the Offered Shares during such 30 days period, the Offeror Founder shall sell the Offered Shares to the Offeree Founder(s), and shall not be required to provide to any Holder the co-sale rights under Section 2 hereof. If the Offeree Founders do not elect to purchase all of the Offered Shares within the 30-day period, the Offeror may transfer the Offered Shares to the third party upon the terms and conditions described in the Option Notice; provided that the Offeror Founder must provide the co-sale rights in
         Section 2 hereof


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         to all of the Shareholders.

                  (c) Termination. The rights and obligations set forth in this
         Section 4 shall terminate upon the consummation of a Qualified Public Sale.

5.       Right of Repurchase Upon a Founder's Death.

                  (a) Mandatory Sale and Purchase. If any Founder's employment with the Company terminates as a result of his death, then the representative(s) of the estate of the deceased Founder (hereinafter called the "Representative") or the respective trustee(s) of the Diebel Trust, the Murdock Trust or any other Permitted Trust (hereinafter called the "Trustee") shall sell to the Company, and the Company shall, subject to any limits then imposed by the Company's lenders, purchase from the Representative or such Trustee, the number of shares of Common Stock owned by the deceased Founder (and/or, in the case of Murdock, Diebel or any other Founder who has transferred shares of Common Stock to a Permitted Trust, owned by the Trustees of the respective Murdock Trust, the Diebel Trust or such Permitted Trust) in accordance with this Section 5 (such shares being the "Deceased Founder's Shares").

                  (b) Purchase Price. The purchase price for the Deceased Founder's Shares (the "Purchase Price") shall be the Repurchase Price thereof except that the Fair Market Value to be used in determining the Repurchase shall be determined in accordance with the Founder Appraisal Procedures set forth in Section 6(j) hereof. The Purchase Price shall be paid by check to the Representative or Trustee within ten days of the later of (A) the Company's receipt of the life insurance proceeds from the Policies maintained on the deceased Founder's life as contemplated by Section 5(c) of this Agreement and (B) the determination of the Founder Fair Market Value. Notwithstanding the foregoing, if the proceeds from such Policies (after deducting a reasonable reserve for any tax likely to be borne by the Company attributable to the proceeds of such Policies) ("Available Proceeds") are less than the Purchase Price, the Available Proceeds shall be used to purchase that number of shares equal to the product of (X) the Available Proceeds times (Y) the number of the Deceased Founder's Shares divided by the Purchase Price.

                  (c) Life Insurance.

                      (i)  Subject to the provisions of Section 5(c)(v):

                                  (A) The Company shall apply for and become the
                           owner and beneficiary of life insurance policies on the life of each Founder in the amount set forth on Exhibit D attached to this Agreement
                           (the "Policies"); and


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                                  (B) So long as a Founder continues to be
                           employed by the Company (or, in the case of the Murdock Trust, the Diebel Trust or any Permitted Trust, Murdock, Diebel or the Founder who has established the Permitted Trust, as the case may be, continues to be employed by the Company) and while this Agreement shall be in effect, the Company shall: (1) use its best efforts to maintain such Policies in full force and effect; (2) not exercise any powers of ownership by canceling any such Policy, by changing the named beneficiary, by assigning ownership or by otherwise changing the nature or amounts of the Policies; provided, however, that the board of directors may increase the amounts of such Polices to no more than what the Repurchase Price of such Founder's Deceased Founder's Shares would be based upon the most current annual appraisal conducted for the ESOP; and
                           (3) pay the premiums on all such Policies within 30 days after each such premium shall become due and payable and may, in its discretion, apply any dividends declared on the policies to the payment of such premiums.

                  (ii) To the extent permitted by any Credit Agreement and permissible under California law, the Company shall use Available Proceeds to satisfy its obligation to repurchase the Deceased Founder's Shares of the deceased Founder, as applicable (except that in the case of the Policies purchased on the life of Murdock, Diebel or other Founder who has established a Permitted Trust, the proceeds shall be used to purchase the shares of Common Stock owned by the Murdock Trust, the Diebel Trust or the Permitted Trust, respectively).

                  (iii) If the Available Proceeds of any Policy are insufficient or unavailable to repurchase the relevant Deceased Founder's Shares in full, then the full amount of Available Proceeds shall be used to repurchase the number of such Deceased Founder's Shares calculated in accordance with Section 5(b) pro rata from the holders thereof or such other percentages as may be agreed upon by the Representative and the Trustee. Any shares of Common Stock unavailable to be repurchased shall no longer be subject to repurchase by the Company but shall remain subject to the other terms and conditions of this Agreement. For purposes of this Section, the relevant Representative's or Trustee's pro rata share shall be the ratio that such person's ownership interest in the Company bears to the total ownership interests of such Representative and Trustee.

                  (iv) If any proceeds remain from the Policies after the payment of the obligations of the Company as set forth in this Section 5, such proceeds shall be retained by the Company and used to pay other redemption costs and, thereafter, for general corporate purposes.

                           (v) Notwithstanding the foregoing, the Company's board of directors retains its right to terminate or cancel the Policies on the lives of all, but not less than all, of the then currently employed Founders or reduce the Policies on the lives of all, but not less of all, of the then currently employed Founders proportionate to the amount of the Policies then in effect.

                  (c) Termination of Obligation to Buy and Sell. The obligations of the Representatives, the Murdock Trust, the Diebel Trust, any Permitted Trust or the Trustee to sell their Common Stock set forth in this Section 5 of this Agreement and the obligation of the Company to buy in accordance with such Section shall terminate upon one of the following events:

                           (i) A Qualified Public Sale of the Company's Common Stock;

                           (ii) A reorganization, merger, or consolidation of the Company with one or more entities (except for a transaction, the purpose of which is to change the domicile of the Company), as a result of which the Company goes out of existence or becomes a subsidiary of another entity (which shall be deemed to occur if another entity or group of entities acting in concert shall own, directly or indirectly, more than 50% of the aggregate voting power of all outstanding equity securities of the Company); or

                           (iii) A sale of all or substantially all of the
                  Company's assets.

6.       Miscellaneous.

                  (a) Governing Law. All matters relating to the interpretation, construction, validity and enforcement of this Agreement shall be governed by the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of California.

                  (b) Legended Certificates. The certificates evidencing the Common Stock and Preferred Stock shall be legended to disclose the existence of the rights set forth in this Agreement.

                  (c) Entire Agreement. This Agreement and exhibits hereto contain the entire agreement between the parties relating to me subject matter hereof and supersede all prior agreements and understandings with respect to such subject matter, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.

                  (d) Amendments. No amendment or modification of this Agreement shall be deemed effective unless made in writing and signed by all of the parties hereto.

                  (e) No Waiver. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

                  (f) Binding Effect. This Agreement shall become effective upon CECP's exercise in full of its Warrant and, after becoming effective, shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors, assigns and personal representatives except as otherwise expressly stated herein. Until all of the rights and obligations arising under Sections 1, 2, 3, 4 and/or 5 hereof are terminated in accordance with their respective terms, no sale, transfer, assignment, exchange or other disposition of shares of Common Stock shall be made by any Shareholder to any person unless such person shall agree in writing to be bound by the then applicable provisions of this Agreement. The rights of CECP hereunder are afforded to it as a holder of Series A Common Stock.

                  (g) Counterparts. This Agreement may be simultaneously executed in any number of counterparts, and such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

                  (h) Severability. To the extent any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

                  (i) Captions and Headings. The captions and paragraph headings used in this Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

                  (j) Certain Definitions. In addition to the terms defined elsewhere in this Agreement, for purposes of this Agreement, the following terms shall have the meanings ascribed to them in this subsection:

                      "Appraised Value" shall mean the appraised value of
                  the Company as determined by an appraiser (the "Independent Appraiser") selected in accordance with the procedures set forth in this definition. Within 30 days after CECP delivers the CECP Sale Notice, CECP shall select an appraiser (the "CECP Appraiser") and notify the Founders in writing (such notice being the "CECP Appraiser Notice") of CECP's selection. If the Majority Founders do not notify CECP in writing of their objection (such objection being the "Founder Objection") to such selection within 15 days after receipt of the CECP Appraiser Notice, then the CECP Appraiser shall be deemed to be the Independent Appraiser and the appraised value determined by the CECP Appraiser shall be the Appraised Value. If the Majority Founders timely object to the CECP Appraiser, then, within 15 days after the delivery of the Founder Objection, the Majority Founders shall select an Appraiser (the "Founder Appraiser") and notify CECP in writing (such notice being the "Founder Appraiser Notice") of the selection of the Founder Appraiser; provided, however, that if the Majority Founders fail to timely select the Founder Appraiser, then the CECP Appraiser shall be deemed to be the Independent Appraiser and the appraised value determined by the CECP Appraiser shall be the Appraised Value. If CECP does not notify the Founders in writing of its objection (such objection being the "CECP Objection") to such selection within 15 days after receipt of the Founder Appraiser Notice, then the Founder Appraiser shall be deemed to be the Independent Appraiser and the appraised value determined by the Founder Appraiser shall be the Appraised Value. If CECP timely objects to the Founder Appraiser, then the CECP Appraiser and the Founder Appraiser shall meet to select the Independent Appraiser within 15 days after CECP's delivery of the CECP Objection. If the CECP Appraiser and the Founder Appraiser cannot agree upon the Independent Appraiser within 30 days after CECP's delivery of the CECP Objection to the Founder Appraiser, then the selection of the Independent Appraiser shall be submitted to the Chief Judge of the United States District Court for the District of Minnesota. Appraised Value shall then be determined by the Independent Appraiser within 30 days after its selection, and the determination of the Independent Appraiser shall be conclusive and binding upon the Company, the Founders and CECP. All expenses of the Founder Appraiser, the CECP Appraiser and the Independent Appraiser shall be borne by the Company.

                  "Common Stock" shall mean the Company's Series A Common Stock, and Series B Common Stock.

                  "Founder Appraisal Procedures" shall mean the procedures set forth in this definition. For a period of 60 days after the date on which any Founder's employee status with the Company is terminated as a result of his death (the "Negotiation Period"), the Representative, any applicable Trustee and the Company agree to negotiate in good faith to reach agreement upon the Fair

         Market Value. In the event that the Representative, the applicable Trustee and the Company are unable to agree upon the Fair Market Value by the end of the Negotiation Period, the Fair Market Value shall be determined for purposes of Section 5 by an appraiser (the "Independent Appraiser") selected in accordance with the following procedures:

                                    (a) Within 30 days after the end of the
                           Negotiation Period, the Company shall select an appraiser (the "Company Appraiser") and notify the Representative and applicable Trustee in writing (such notice being the "Company Appraiser Notice") of the Company's selection. If the Representative or such Trustee does not notify the Company in writing of its objection (such objection being the "Estate Objection") to such selection within 15 days after receipt of the Company Appraiser Notice, then the Company's Appraiser shall be deemed to be the Independent Appraiser and the fair market value determined by the Company Appraiser shall be the Fair Market Value.

                                    (b) If the Representative or the applicable
                           Trustee timely objects to the Company Appraiser, then, within 15 days after the delivery of the Estate Objection, the objecting person (or, if both the Representative and the Trustee timely object, then the Representative and the Trustee jointly) shall select an Appraiser (the "Estate Appraiser") and notify the Company in writing (such notice being the "Estate Appraiser Notice") of the selection of the Estate Appraiser; provided, however, that if the objecting person(s) fail to timely select the Estate Appraiser, then the Company Appraiser shall be deemed to be the Independent Appraiser and the appraised value determined by the Company Appraiser shall be the Fair Market Value.

                                    (c) If the Company does not notify the
                           Representative and the applicable Trustee in writing of its objection (such objection being the "Company Objection") to such selection within 15 days after receipt of the Estate Appraiser Notice, then the Estate Appraiser shall be deemed to be the Independent Appraiser and the fair market value determined by the Estate Appraiser shall be the Fair Market Value.

                                    (d) If the Company timely objects to the
                           Estate Appraiser, then the Company Appraiser and the Estate Appraiser shall meet to select the Independent Appraiser within 15 days after the Company's delivery of the Company Objection. If the Company Appraiser and the Estate Appraiser cannot agree upon the Independent Appraiser within 30 days after the Company's delivery of the Company Objection to the Estate Appraiser, then the selection of the Independent Appraiser shall be submitted to Judicial Arbitration Mediator Services, Inc./ENDISPUTE in Orange County, California.

                                    (e) In all cases, the Independent Appraiser
                           shall determine the Fair Market Value within 30 days after its selection, and the determination of the Independent Appraiser shall be conclusive and binding upon the Company, the Representative and the Trustee.

                                    (f) All expenses of the Company Appraiser
                           shall be borne by the Company, all expenses of the Estate Appraiser shall be borne pro rata by the Representative and the Trustee and all expenses of the Independent Appraiser shall be borne equally by the Company, the Representative and the Trustee.

                           "Qualifying Sale" shall mean any merger,
                  consolidation, liquidation or sale of the Company's assets or transaction involving the sale of at least a majority of the shares of the Company's issued and outstanding capital stock that CECP proposes be accepted by the Company and/or the holders of the shares of the Company's stock, as the case may be, where the consideration payable in such transaction is based upon a value of the Company equal to at least 85% of the Company's Appraised Value.

                           "Permitted Transfers" shall mean: (a) any transfer by
                  a Founder of shares of Common Stock, without consideration, to the trustee of a trust (a "Permitted Trust" for the benefit of such Founder and the family members of such Founder where such Founder is the initial trustee and such trust is revocable and the trustee agrees to be bound by the terms of this Agreement; provided, however, that the grantor Founder's rights under this Agreement shall not inure to the benefit of such Permitted Trust except as provided in Sections 2, 3 or 5 but the grantor Founder's obligations under this Agreement shall be binding upon such Permitted Trust to the same extent as binding upon the grantor Founder at the time of transfer; (b) any transfer by a Shareholder or a Permitted Trust of shares of Common Stock through a Public Sale so long as all of the Shareholders have had an opportunity to participate in such Public Sale; (c) any transfer by CECP of Rescinded Put Shares to a Repurchase Subscribing Founder pursuant to Section 3 or of any transfer to any person of Rescinded Put Shares that were not timely repurchased by the Founders in accordance with
                  Section 3; (d) any transfer by CECP of shares of Common Stock to the Company pursuant to Section 9.1 or 9.3 of the Purchase Agreement; and (e) any transfer by an Offeror Founder of Offered Shares to the Offeree Founders pursuant to Section 5.

                           "Specified Credit Agreement Restriction" shall mean
                  any Credit

                  Agreement Restriction which prohibits the Company from paying the Repurchase Price of the shares of Warrant Stock put to the Company pursuant to Section 9.1 of the Purchase Agreement at any time after the principal of, and accrued interest on, the Term Note (or any Refinancing Indebtedness in respect thereof) has been paid in full and no event of default has occurred and is continuing on the then applicable Credit Agreement or would result from such payment.

                           "Voting Stock" shall mean the Company's capital stock
                  that is entitled to participate in the election of directors and shall include the Company's Series A Common Stock and the Company's Series B Common Stock.

                  (k) Notices. Any notice provided for in this Agreement will be in writing and will be deemed properly delivered if either personally delivered or sent by overnight courier or telecopier or mailed certified or registered mail, return receipt requested, postage prepaid, to the recipient at the address specified below:

                           (i) if to a CECP, at CECP's address for notices under the Purchase Agreement;

                           (ii) if to any other Holder, at such Holder's address on the stock transfer books of the Company;

                           (iii) if to the Company or any Founder, at:

                              16542 Millikan Avenue
                              Irvine, CA 92714

         and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(k). Any such notice shall be effective (A) if delivered personally or by telecopy, when received, (B) if sent by overnight courier, when receipted for, and (C) if mailed, three (3) days after being mailed as described above.

                  (l) Prior Agreement Superseded. This Agreement hereby supersedes in its entirety the Amended and Restated Stock Transfer and First Refusal Agreement dated as of January 31, 1995 by and among the Shareholders ("Prior Agreement"). Upon the execution of this Agreement by the parties, the Prior Agreement shall no longer be of any force or effect.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date set forth in the first paragraph hereof.

                                       Meade Instruments Corp.

                                       By: /s/ JOHN DIEBEL
                                           -------------------------------------
                                       Its: Chairman and Chief Executive Officer


                                       /s/ JOHN DIEBEL
                                       -----------------------------------------
                                       John Diebel


                                       /s/ JOHN DIEBEL
                                       -----------------------------------------
                                       John Diebel in his capacity as a
                                       trustee of the Diebel Living Trust
                                       created under Agreement dated
                                       January 12, 1995.


                                       /s/ STEVE MURDOCK
                                       -----------------------------------------
                                       Steve Murdock


                                       /s/ STEVE MURDOCK
                                       -----------------------------------------
                                       Steve Murdock in his capacity as a
                                       trustee of the Murdock 1986 Trust
                                       under Agreement dated October 23, 1986.


                                       /s/ RON EZRA
                                       -----------------------------------------
                                       Ron Ezra


                                       /s/ JOSEPH A. GORDON, JR.
                                       -----------------------------------------
                                       Joseph A. Gordon, Jr.

                                 Churchill ESOP Capital Partners,
                                 A Minnesota Limited Partnership

                                  By: Churchill Capital Investment Partners,
                                     A Minnesota Limited Partnership
                                     Its: General Partner

                                       By: Churchill Capital, Inc.
                                       Its: General Partner

                                         By: /s/ ROBERT L. DAVIS
                                            ---------------------------------
                                             Its: Vice President

                                  EXHIBIT A TO
                              SHAREHOLDER AGREEMENT

                               FOUNDERS AND SHARES

         Founder                             Shares
         -------                             ------
John Diebel directly and as a beneficiary
  of the Diebel Trust.                       1,275,000


Steve Murdock directly and as a beneficiary
  of the Murdock Trust.                        762,500


Ron Ezra                                       295,000


Joseph A. Gordon, Jr.                          167,500

                                  EXHIBIT D TO
                              SHAREHOLDER AGREEMENT

                       INSURANCE POLICIES FOR SHAREHOLDERS

Person Upon Whose Life the
Policy is to be Issued      Amount of Policy
John C. Diebel               $ 9,630,000.00

Steve Murdock                $ 4,965,000.00

Ron Ezra                     $ 1,534,000.00

Joseph A. Gordon             $   871,000.00



                                        1